Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS SECOND QUARTER 2020 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.53 per share and Adjusted (non-GAAP) Operating Earnings of $0.55 per share for the second quarter of 2020

•	Reaffirming full year 2020 adjusted (non-GAAP) operating earnings guidance of $2.80-$3.10 per share

•	Strong utility reliability and customer operations performance - every utility achieved top quartile in outage frequency & duration, customer satisfaction, abandon rate, and gas odor response

•	Generation’s nuclear fleet capacity factor of 95.4% was the highest Q2 value in over a decade

•	First Multi-Year Plan rate filing in Maryland was filed by BGE in May; filing proposes flat rates through 2022

•
The annual Benchmarking Air Emissions report published in July showed that Exelon continues to have the lowest carbon intensity among major electricity producers in the United States with an intensity that is 90 percent lower than the industry average

•	Exelon Utilities announced that by 2025, 30 percent of vehicle fleets will be electrified. By 2030, that number will increase to 50 percent.
CHICAGO (Aug. 4, 2020) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the second quarter of 2020.
“From a financial and operational standpoint, we finished the quarter strong, with each of our utilities maintaining high reliability in the face of a particularly active storm season and our nuclear fleet delivering its highest capacity factor in a decade,” said Christopher M. Crane, president and CEO of Exelon. “We also reached an agreement with the U.S. Attorney’s Office to resolve its investigation into ComEd’s past lobbying practices in Illinois. The conduct cited in the agreement did not live up to our values, and we took immediate action to identify deficiencies and implement new policies to ensure it won’t happen again. As we go forward, our employees remain focused on doing their essential work safely during this pandemic, and serving our customers and communities with the highest standards of ethics, integrity and performance.”
“Accelerated cost savings at Exelon Generation helped offset the impact of damaging storms that affected utility earnings in the mid-Atlantic, resulting in solid adjusted (non-GAAP) earnings of $0.55 per share,

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which exceeded our guidance range of $0.35 to $0.45 per share,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “Despite challenges caused by the pandemic, we continue to move forward with capital projects at our utilities, investing $1.5 billion during the second quarter to improve infrastructure, increase reliability and deliver better service to customers.”
Second Quarter 2020
Exelon's GAAP Net Income for the second quarter of 2020 increased to $0.53 per share from $0.50 per share in the second quarter of 2019. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 decreased to $0.55 per share from $0.60 per share in the second quarter of 2019. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2020 primarily reflect:

•
Lower utility earnings primarily due to higher storm costs at PECO related to the June 2020 storms, higher credit loss expense at PECO and PHI that includes the impact of COVID-19, and distribution formula rate timing at ComEd, partially offset by favorable weather conditions at PECO; and

•	Higher Generation earnings due to lower operating and maintenance expense, partially offset by lower capacity revenues and reduction in load due to COVID-19.
Operating Company Results1
ComEd
ComEd had a GAAP Net Loss of $61 million in the second quarter of 2020 compared with GAAP Net Income of $186 million in the second quarter of 2019. ComEd's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 decreased to $150 million from $186 million in the second quarter of 2019, primarily due to distribution formula rate timing. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s second quarter of 2020 GAAP Net Income decreased to $39 million from $102 million in the second quarter of 2019. PECO’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 decreased to $44 million from $103 million in the second quarter of 2019, primarily due to increased storm costs related to the June 2020 storms and credit loss expense that includes the impacts of COVID-19, partially offset by favorable weather conditions.
BGE
BGE’s second quarter of 2020 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the second quarter of 2019. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s second quarter of 2020 GAAP Net Income decreased to $94 million from $106 million in the second quarter of 2019. PHI’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 decreased to $98 million from $107 million in the second quarter of 2019, primarily due to credit loss expense that
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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includes the impacts of COVID-19. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation's second quarter of 2020 GAAP Net Income increased to $476 million from $108 million in the second quarter of 2019. Generation’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 increased to $252 million from $202 million in the second quarter of 2019, primarily due to lower operating and maintenance expense, partially offset by lower capacity revenues and reduction in load due to COVID-19.
As of June 30, 2020, the percentage of expected generation hedged is 98%-101% and 76%-79% for 2020 and 2021, respectively.
Recent Developments and Second Quarter Highlights

•
COVID-19: Exelon continues to monitor developments related to the global outbreak (pandemic) of the 2019 novel coronavirus (COVID-19) pandemic and has taken proactive measures to protect the health and safety of employees, contractors and customers. As a provider of critical resources, Exelon has robust plans and contingencies in place to ensure business and operational continuity across a wide range of potentially disruptive events, including extensive preparedness for major public health crises. Exelon and its operating companies are working in close coordination with designated state and local emergency preparedness and health officials, and at the federal level through the Electric Subsector Coordinating Council. All Exelon employees have access to up-to-date information and resources and are following Centers for Disease Control guidelines to ensure safety. In addition, Exelon utilities have established incident command centers to address emergent customer and employee needs in real time.

The estimated impact of COVID-19 to Exelon utilities’ and Generation’s GAAP Net income as a result of COVID-19 is approximately $100 million and $50 million, respectively, for the second quarter of 2020 and primarily reflects the impact of reduction in load, incremental credit loss expense and direct costs related to COVID-19. Direct costs related to COVID-19 are excluded from Adjusted (non-GAAP) Operating Earnings. The Utility Registrants and Generation also expect a reduction in operating revenues for the second half of 2020 due to expected reduction in electric load. Further, Generation expects an increase in credit loss expense in the second half of 2020. There remains significant uncertainty in the economic forecast for the remainder of the year and its impact on Exelon’s operating revenues. However, Exelon identified and is pursuing approximately $250 million in cost savings across its operating companies to offset part of the expected unfavorable impacts on operating revenues.

•
BGE Maryland Electric and Natural Gas Rate Case: On May 15, 2020, BGE filed an application for a three-year cumulative multi-year plan for 2021 through 2023 with the Maryland Public Service Commission (MDPSC) to increase its electric distribution rates by $140 million and natural gas distribution rates by $95 million in 2023 to recover capital investments made in late 2019 and planned capital investments from 2020 to 2023, reflecting an ROE of 10.1%. BGE currently expects a decision in the fourth quarter of 2020 but cannot predict if the MDPSC will approve the application as filed or the requested schedule.

•
DPL Maryland Electric Distribution Rate Case: On July 14, 2020, the MDPSC approved an increase in DPL's annual electric distribution rates of $12 million with an effective date of July 16, 2020 and reflecting an ROE of 9.6%.

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•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 43,416 gigawatt-hours (GWhs) in the second quarter of 2020, compared with 44,748 GWhs in the second quarter of 2019. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.4% capacity factor for the second quarter of 2020, compared with 95.1% for the second quarter of 2019. The number of planned refueling outage days in the second quarter of 2020 totaled 92, compared with 56 in the second quarter of 2019. There were no non-refueling outage days in the second quarter of 2020 and 28 in the second quarter of 2019.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s fossil and hydro fleet was 97.4% in the second quarter of 2020, compared with 99.7% in the second quarter of 2019. The lower performance in the quarter was primarily due to outages at gas units in Texas. Energy Capture for the wind and solar fleet was 92.7% in the second quarter of 2020, compared with 96.0% in the second quarter of 2019. The lower performance in the quarter was attributed to turbines in outage awaiting parts to perform repairs.

•	Financing Activities:

◦	On June 8, 2020, PECO issued $350 million of its First and Refunding Mortgage Bonds, 2.80% Series due June 15, 2050. PECO used the proceeds for general corporate purposes.

◦	On June 5, 2020, BGE issued $400 million of its 2.90% Senior Notes due June 15, 2050. BGE used the proceeds to repay commercial paper obligations and for general corporate purposes.

◦	On June 9, 2020, DPL issued $100 million of its First Mortgage Bonds, 2.53% Series due June 9, 2030. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.

◦	On July 1, 2020, DPL issued $78 million of its 1.05% Tax-Exempt Bonds due January 1, 2031. DPL used the proceeds to repay existing indebtedness.

◦	On June 2, 2020, ACE issued $23 million of its 2.25% Tax-Exempt First Mortgage Bonds due June 1, 2029. ACE used the proceeds to repay existing indebtedness.

◦	On June 9, 2020, ACE issued $100 million of its First Mortgage Bonds, 3.24% Series due June 9, 2050. ACE used the proceeds to repay existing indebtedness and for general corporate purposes.

◦	On May 15, 2020, Generation issued $900 million of its 3.25% Senior Notes due June 1, 2025. Generation used the proceeds to repay existing indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income (Loss)	$0.53	$521	$(61)	$39	$39	$94	$476
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $18 and $20, respectively)	(0.05)	(51)	—	—	—	—	(60)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $275)	(0.31)	(305)	—	—	—	—	(305)
Asset Impairments (net of taxes of $7, $4 and $3, respectively)	0.02	19	11	—	—	—	8
Plant Retirements and Divestitures (net of taxes of $2)	0.01	7	—	—	—	—	7
Cost Management Program (net of taxes of $3, $1 and $2, respectively)	0.01	6	—	—	—	1	5
Change in Environmental Liabilities (net of taxes of $0)	—	1	—	—	—	—	1
COVID-19 Direct Costs (net of taxes of $10, $2, $2, $1 and $6, respectively)	0.03	27	—	5	4	3	16
Deferred Prosecution Agreement Payments (net of taxes of $0)	0.20	200	200	—	—	—	—
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	5	—	—	—	—	—
Noncontrolling Interests (net of taxes of $20)	0.11	104	—	—	—	—	104
2020 Adjusted (non-GAAP) Operating Earnings	$0.55	$536	$150	$44	$43	$98	$252

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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.50	$484	$186	$102	$45	$106	$108
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $22 and $20, respectively)	0.07	68	—	—	—	—	65
Unrealized Losses Related to NDT Fund Investments (net of taxes of $28)	0.05	52	—	—	—	—	52
Asset Impairments (net of taxes of $1)	—	1	—	—	—	—	1
Plant Retirements and Divestitures (net of taxes of $37 and $38, respectively)	(0.02)	(24)	—	—	—	—	(23)
Cost Management Program (net of taxes of $1, $0, $0, $0 and $1, respectively)	0.01	6	—	1	1	1	3
Litigation Settlement Gain (net of taxes of $7)	(0.02)	(19)	—	—	—	—	(19)
Noncontrolling Interests (net of taxes of $3)	0.02	15	—	—	—	—	15
2019 Adjusted (non-GAAP) Operating Earnings	$0.60	$583	$186	$103	$46	$107	$202
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 47.4% and 35.1% for the three months ended June 30, 2020 and 2019, respectively.
Webcast Information
Exelon will discuss second quarter 2020 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2019 revenue of $34 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Aug. 4, 2020.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including among others those related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of various governments and regulatory bodies, our customers, and the company, on our business, financial condition and results of operations; any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors

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discussed herein, as well as the items discussed in (1) the Registrants' 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Second Quarter 2020 Quarterly Report on Form 10-Q (to be filed on Aug. 4, 2020) in (a) Part II, ITEM 1A. Risk Factors; (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Three Months Ended June 30, 2020
Operating revenues	$1,417	$681	$616	$1,016	$3,880	$(288)	$7,322
Operating expenses
Purchased power and fuel	464	216	194	375	1,942	(267)	2,924
Operating and maintenance	536	275	187	281	1,189	(35)	2,433
Depreciation and amortization	274	88	129	191	300	19	1,001
Taxes other than income taxes	71	39	63	109	116	13	411
Total operating expenses	1,345	618	573	956	3,547	(270)	6,769
Gain on sales of assets and businesses	—	—	—	—	12	—	12
Operating income (loss)	72	63	43	60	345	(18)	565
Other income and (deductions)
Interest expense, net	(98)	(36)	(32)	(67)	(87)	(107)	(427)
Other, net	11	5	6	14	602	18	656
Total other income and (deductions)	(87)	(31)	(26)	(53)	515	(89)	229
(Loss) income before income taxes	(15)	32	17	7	860	(107)	794
Income taxes	46	(7)	(22)	(87)	329	(40)	219
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net (loss) income	(61)	39	39	94	529	(66)	574
Net income attributable to noncontrolling interests	—	—	—	—	53	—	53
Net (loss) income attributable to common shareholders	$(61)	$39	$39	$94	$476	$(66)	$521

Three Months Ended June 30, 2019
Operating revenues	$1,351	$655	$649	$1,091	$4,210	$(267)	$7,689
Operating expenses
Purchased power and fuel	407	191	208	382	2,292	(255)	3,225
Operating and maintenance	305	199	182	248	1,266	(41)	2,159
Depreciation and amortization	257	83	117	188	409	25	1,079
Taxes other than income taxes	71	37	62	108	129	11	418
Total operating expenses	1,040	510	569	926	4,096	(260)	6,881
Gain on sales of assets and businesses	—	—	—	—	33	—	33
Operating income (loss)	311	145	80	165	147	(7)	841
Other income and (deductions)
Interest expense, net	(89)	(33)	(29)	(67)	(116)	(75)	(409)
Other, net	10	3	5	14	171	9	212
Total other income and (deductions)	(79)	(30)	(24)	(53)	55	(66)	(197)
Income (loss) before income taxes	232	115	56	112	202	(73)	644
Income taxes	46	13	11	6	78	(10)	144
Equity in losses of unconsolidated affiliates	—	—	—	—	(6)	—	(6)
Net income (loss)	186	102	45	106	118	(63)	494
Net income attributable to noncontrolling interests	—	—	—	—	10	—	10
Net income (loss) attributable to common shareholders	$186	$102	$45	$106	$108	$(63)	$484

Change in Net Income from 2019 to 2020	$(247)	$(63)	$(6)	$(12)	$368	$(3)	$37
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(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Six Months Ended June 30, 2020
Operating revenues	$2,856	$1,493	$1,554	$2,187	$8,613	$(634)	$16,069
Operating expenses
Purchased power and fuel	951	499	483	810	4,646	(598)	6,791
Operating and maintenance	853	492	376	538	2,451	(73)	4,637
Depreciation and amortization	547	173	272	385	604	42	2,023
Taxes other than income taxes	146	78	132	222	246	23	847
Total operating expenses	2,497	1,242	1,263	1,955	7,947	(606)	14,298
Gain (loss) on sales of assets and businesses	—	—	—	2	12	(1)	13
Operating income	359	251	291	234	678	(29)	1,784
Other income and (deductions)
Interest expense, net	(192)	(71)	(64)	(134)	(197)	(179)	(837)
Other, net	22	7	10	26	(168)	35	(68)
Total other income and (deductions)	(170)	(64)	(54)	(108)	(365)	(144)	(905)
Income (loss) before income taxes	189	187	237	126	313	(173)	879
Income taxes	82	9	18	(76)	(59)	(49)	(75)
Equity in losses of unconsolidated affiliates	—	—	—	—	(4)	—	(4)
Net income (loss)	107	178	219	202	368	(124)	950
Net loss attributable to noncontrolling interests	—	—	—	—	(153)	—	(153)
Net income (loss) attributable to common shareholders	$107	$178	$219	$202	$521	$(124)	$1,103

Six Months Ended June 30, 2019
Operating revenues	$2,759	$1,554	$1,625	$2,319	$9,506	$(597)	$17,166
Operating expenses
Purchased power and fuel	892	520	570	872	5,497	(573)	7,778
Operating and maintenance	626	424	372	520	2,484	(79)	4,347
Depreciation and amortization	508	164	252	369	814	47	2,154
Taxes other than income taxes	148	79	131	220	264	21	863
Total operating expenses	2,174	1,187	1,325	1,981	9,059	(584)	15,142
Gain on sales of assets and businesses	3	—	—	—	33	—	36
Operating income	588	367	300	338	480	(13)	2,060
Other income and (deductions)
Interest expense, net	(178)	(67)	(58)	(131)	(227)	(152)	(813)
Other, net	19	7	11	27	601	14	679
Total other income and (deductions)	(159)	(60)	(47)	(104)	374	(138)	(134)
Income (loss) before income taxes	429	307	253	234	854	(151)	1,926
Income taxes	85	37	47	11	301	(27)	454
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	—	(13)	1	(12)
Net income (loss)	344	270	206	223	540	(123)	1,460
Net income attributable to noncontrolling interests	—	—	—	—	68	1	69
Net income (loss) attributable to common shareholders	$344	$270	$206	$223	$472	$(124)	$1,391

Change in Net Income from 2019 to 2020	$(237)	$(92)	$13	$(21)	$49	$—	$(288)
__________

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$2,129	$587
Restricted cash and cash equivalents	373	358
Accounts receivable
Customer accounts receivable	3,075	4,835
Customer allowance for credit losses	(261)	(243)
Customer accounts receivable, net	2,814	4,592
Other accounts receivable	1,549	1,631
Other allowance for credit losses	(61)	(48)
Other accounts receivable, net	1,488	1,583
Mark-to-market derivative assets	573	679
Unamortized energy contract assets	43	47
Inventories, net
Fossil fuel and emission allowances	273	312
Materials and supplies	1,508	1,456
Regulatory assets	1,193	1,170
Other	2,139	1,253
Total current assets	12,533	12,037
Property, plant and equipment, net	81,748	80,233
Deferred debits and other assets
Regulatory assets	8,313	8,335
Nuclear decommissioning trust funds	12,730	13,190
Investments	424	464
Goodwill	6,677	6,677
Mark-to-market derivative assets	466	508
Unamortized energy contract assets	321	336
Other	3,101	3,197
Total deferred debits and other assets	32,032	32,707
Total assets	$126,313	$124,977

	June 30, 2020	December 31, 2019
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,119	$1,370
Long-term debt due within one year	2,514	4,710
Accounts payable	3,047	3,560
Accrued expenses	1,616	1,981
Payables to affiliates	5	5
Regulatory liabilities	495	406
Mark-to-market derivative liabilities	204	247
Unamortized energy contract liabilities	113	132
Renewable energy credit obligation	478	443
Other	1,474	1,331
Total current liabilities	11,065	14,185
Long-term debt	36,112	31,329
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,720	12,351
Asset retirement obligations	11,059	10,846
Pension obligations	3,659	4,247
Non-pension postretirement benefit obligations	2,121	2,076
Spent nuclear fuel obligation	1,206	1,199
Regulatory liabilities	9,414	9,986
Mark-to-market derivative liabilities	440	393
Unamortized energy contract liabilities	292	338
Other	2,964	3,064
Total deferred credits and other liabilities	43,875	44,500
Total liabilities	91,442	90,404
Commitments and contingencies
Shareholders’ equity
Common stock	19,336	19,274
Treasury stock, at cost	(123)	(123)
Retained earnings	16,622	16,267
Accumulated other comprehensive loss, net	(3,132)	(3,194)
Total shareholders’ equity	32,703	32,224
Noncontrolling interests	2,168	2,349
Total equity	34,871	34,573
Total liabilities and shareholders’ equity	$126,313	$124,977

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$950	$1,460
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	2,741	2,922
Asset impairments	33	9
Gain on sales of assets and businesses	(13)	(33)
Deferred income taxes and amortization of investment tax credits	33	284
Net fair value changes related to derivatives	(194)	107
Net realized and unrealized losses (gains) on NDT funds	196	(404)
Other non-cash operating activities	671	277
Changes in assets and liabilities:
Accounts receivable	1,318	618
Inventories	(14)	19
Accounts payable and accrued expenses	(798)	(924)
Option premiums (paid) received, net	(102)	48
Collateral received (posted), net	340	(311)
Income taxes	(114)	151
Pension and non-pension postretirement benefit contributions	(558)	(355)
Other assets and liabilities	(1,809)	(970)
Net cash flows provided by operating activities	2,680	2,898
Cash flows from investing activities
Capital expenditures	(3,773)	(3,572)
Proceeds from NDT fund sales	2,488	6,920
Investment in NDT funds	(2,540)	(6,847)
Collection of DPP	1,102	—
Proceeds from sales of assets and businesses	—	14
Other investing activities	4	26
Net cash flows used in investing activities	(2,719)	(3,459)
Cash flows from financing activities
Changes in short-term borrowings	(751)	470
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Repayments on short-term borrowings with maturities greater than 90 days	—	(125)
Issuance of long-term debt	6,526	850
Retirement of long-term debt	(3,894)	(574)
Dividends paid on common stock	(746)	(704)
Proceeds from employee stock plans	46	75
Other financing activities	(84)	(34)
Net cash flows provided by (used in) financing activities	1,597	(42)
Increase (decrease) in cash, cash equivalents and restricted cash	1,558	(603)
Cash, cash equivalents and restricted cash at beginning of period	1,122	1,781
Cash, cash equivalents and restricted cash at end of period	$2,680	$1,178

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended June 30, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$0.50	$186		$102		$45		$106		$108	$(63)	$484
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $20, $2 and $22, respectively)	0.07	—		—		—		—		65	3	68
Unrealized Gains Related to NDT Fund Investments (net of taxes of $28) (1)	0.05	—		—		—		—		52	—	52
Asset Impairments (net of taxes of $1)	—	—		—		—		—		1	—	1
Plant Retirements and Divestitures (net of taxes of $38, $1 and $37, respectively) (2)	(0.02)	—		—		—		—		(23)	(1)	(24)
Cost Management Program (net of taxes of $0, $0, $0, $1 and $1, respectively) (3)	0.01	—		1		1		1		3	—	6
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Noncontrolling Interest (net of taxes of $3) (4)	0.02	—		—		—		—		15	—	15
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	0.60	186		103		46		107		202	(61)	583

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	0.01	—	(b)	8		—	(b)	4	(b)	—	—	12
Load	—	—	(b)	—		—	(b)	(3)	(b)	—	—	(3)
Other Energy Delivery (8)	(0.07)	6	(c)	(7)	(c)	(14)	(c)	(50)	(c)	—	—	(65)
Generation, Excluding Mark-to-Market:
Nuclear Volume (9)	(0.02)	—		—		—		—		(23)	—	(23)
Nuclear Fuel Cost (10)	0.01	—		—		—		—		13	—	13
Capacity Revenue (11)	(0.06)	—		—		—		—		(60)	—	(60)
Market and Portfolio Conditions (12)	(0.04)	—		—		—		—		(37)	—	(37)
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	0.06	(1)		(1)		(1)		(14)		76	—	59
Planned Nuclear Refueling Outages (14)	(0.02)	—		—		—		—		(20)	—	(20)
Pension and Non-Pension Postretirement Benefits	0.01	(1)		1		1		2		3	—	6
Other Operating and Maintenance (15)	(0.04)	(9)		(50)		—		(9)		34	(6)	(40)
Depreciation and Amortization Expense (16)	(0.01)	(12)		(4)		(9)		(2)		11	2	(14)
Interest Expense, Net	(0.01)	(8)		(2)		(2)		—		6	(4)	(10)
Income Taxes (17)	0.12	(13)		(4)		22		64		24	20	113
Noncontrolling Interests (18)	0.03	—		—		—		—		31	—	31
Other (19)	(0.01)	2		—		—		(1)		(8)	(3)	(10)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.05)	(36)		(59)		(3)		(9)		50	9	(48)

2020 GAAP Net Income (Loss)	0.53	(61)		39		39		94		476	(66)	521
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $20, $2 and $18, respectively)	(0.05)	—		—		—		—		(60)	9	(51)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $275) (1)	(0.31)	—		—		—		—		(305)	—	(305)
Asset Impairments (net of taxes of $4, $3 and $7, respectively) (5)	0.02	11		—		—		—		8	—	19
Plant Retirements and Divestitures (net of taxes of $2) (2)	0.01	—		—		—		—		7	—	7
Cost Management Program (net of taxes of $1, $2 and $3, respectively) (3)	0.01	—		—		—		1		5	—	6
Change in Environmental Liabilities (net of taxes of $0)	—	—		—		—		—		1	—	1
COVID-19 Direct Costs (net of taxes of $2, $1, $1, $6, and $10, respectively) (6)	0.03	—		5		4		3		16	—	27
Deferred Prosecution Agreement Payments (net of taxes of $0) (7)	0.20	200		—		—		—		—	—	200
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	—		—		—		—		—	5	5
Noncontrolling Interest (net of taxes of $20) (4)	0.11	—		—		—		—		104	—	104
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.55	$150		$44		$43		$98		$252	$(52)	$536

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 47.4% and 35.1% for the three months ended June 30, 2020 and 2019, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2019, primarily reflects net realized gains related to Oyster Creek's NDT fund investments in conjunction with the Holtec sale on July 1, 2019 and a gain on the sale of certain wind assets, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility. In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.

(3)	Primarily represents reorganization costs related to cost management programs.

(4)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.

(5)	Reflects an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation.

(6)
Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

(7)	Reflects the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

(8)
For ComEd, reflects decreased electric distribution and energy efficiency revenues (due to lower electric distribution ROE due to decreased treasury rates and distribution formula rate timing partially offset by higher rate base and fully recoverable costs). For BGE and PHI, reflects decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities.

(9)	Primarily reflects the permanent cease of generation operations at TMI in September 2019.

(10)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.

(11)	Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased revenues in New York.

(12)	Primarily reflects reduction in load due to COVID-19, partially offset by higher portfolio optimization.

(13)	For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI and decreased contracting costs.

(14)	Primarily reflects an increase in the number of nuclear outage days in 2020, excluding Salem.

(15)
For PECO and PHI, reflects an increase in credit loss expense that includes the impacts of COVID-19. For PECO, also reflects increased storm costs related to the June 2020 storms. For PHI, the increase in credit loss expense was partially offset by decreases in various expenses. For Generation, primarily reflects a decrease in planned nuclear outage days at Salem in 2020 and an increase in credit loss expense that includes the impacts of COVID-19.

(16)	Reflects ongoing capital expenditures across all utilities. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.

(17)
For BGE and PHI, reflects the settlement agreement of ongoing transmission related income tax regulatory liabilities. For Generation, primarily reflects one-time income tax settlements and an increase in tax credits.

(18)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(19)	For Generation, primarily reflects lower realized NDT fund gains.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Six Months Ended June 30, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$1.43	$344		$270		$206		$223		$472	$(124)	$1,391
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $30, $4 and $34, respectively)	0.10	—		—		—		—		90	8	98
Unrealized Gains Related to NDT Fund Investments (net of taxes of $133) (1)	(0.15)	—		—		—		—		(142)	—	(142)
Asset Impairments (net of taxes of $2)	0.01	—		—		—		—		6	—	6
Plant Retirements and Divestitures (net of taxes of $32) (2)	—	—		—		—		—		(4)	—	(4)
Cost Management Program (net of taxes of $0, $1, $1, $5 and $7, respectively) (3)	0.02	—		1		1		2		12	—	16
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Noncontrolling Interests (net of taxes of $15) (4)	0.08	—		—		—		—		82	—	82
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	1.47	344		271		207		225		497	(116)	1,429

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	(0.03)	—	(b)	(26)		—	(b)	(7)	(b)	—	—	(33)
Load	(0.01)	—	(b)	(7)		—	(b)	(3)	(b)	—	—	(10)
Other Energy Delivery (8)	—	27	(c)	4	(c)	12	(c)	(40)	(c)	—	—	3
Generation, Excluding Mark-to-Market:
Nuclear Volume (9)	(0.09)	—		—		—		—		(90)	—	(90)
Nuclear Fuel Cost (10)	0.03	—		—		—		—		31	—	31
Capacity Revenue (11)	(0.17)	—		—		—		—		(169)	—	(169)
Zero Emission Credit Revenue (12)	0.02	—		—		—		—		16	—	16
Market and Portfolio Conditions (13)	(0.06)	—		—		—		—		(63)	—	(63)
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	0.12	6		4		(2)		(12)		119	—	115
Planned Nuclear Refueling Outages (15)	(0.05)	—		—		—		—		(51)	—	(51)
Pension and Non-Pension Postretirement Benefits	0.01	(3)		1		1		4		7	—	10
Other Operating and Maintenance (16)	(0.02)	(12)		(46)		3		(1)		44	(7)	(19)
Depreciation and Amortization Expense (17)	(0.04)	(28)		(6)		(14)		(12)		19	4	(37)
Interest Expense, Net (18)	(0.01)	(11)		(4)		(4)		(3)		16	(1)	(7)
Income Taxes (19)	0.17	(8)		(7)		25		57		85	10	162
Noncontrolling Interests (20)	0.08	—		—		—		—		76	—	76
Other (21)	0.03	3		1		(3)		—		27	(2)	26
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.05)	(26)		(86)		18		(17)		67	4	(40)

2020 GAAP Net Income (Loss)	1.13	107		178		219		202		521	(124)	1,103
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $53, $3 and $50, respectively)	(0.15)	—		—		—		—		(157)	11	(146)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $130) (1)	0.18	—		—		—		—		180	—	180
Asset Impairments (net of taxes of $4, $3 and $7, respectively) (5)	0.02	11		—		—		—		10	—	21
Plant Retirements and Divestitures (net of taxes of $6) (2)	0.02	—		—		—		—		20	—	20
Cost Management Program (net of taxes of $1, $1, $1, $4, $1 and $6, respectively) (3)	0.02	—		2		2		3		13	(3)	17
Change in Environmental Liabilities (net of taxes of $0)	—	—		—		—		—		1	—	1
COVID-19 Direct Costs (net of taxes of $2, $1, $1, $6 and $10, respectively) (6)	0.03	—		5		4		3		16	—	27
Deferred Prosecution Agreement Payments (net of taxes of $0) (7)	0.20	200		—		—		—		—	—	200
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	4	4
Noncontrolling Interests (net of taxes of $10) (4)	(0.04)	—		—		—		—		(40)	—	(40)
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.42	$318		$185		$225		$208		$564	$(112)	$1,387

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 41.9% and 48.4% for the six months ended June 30, 2020 and 2019, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2019, primarily reflects net realized gains related to Oyster Creek's NDT fund investments in conjunction with the Holtec sale on July 1, 2019, a benefit associated with a remeasurement in the first quarter 2019 of the TMI asset retirement obligation and a gain on the sale of certain wind assets in the second quarter of 2019, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility. In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.

(3)	Primarily represents reorganization costs related to cost management programs.

(4)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.

(5)	Reflects an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation.

(6)
Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

(7)	Reflects the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

(8)
For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base, higher fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE, reflects rate increases partially offset by decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities. For PHI, reflects decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities partially offset by rate increases.

(9)	Primarily reflects the permanent cease of generation operations at TMI in September 2019 and an increase in nuclear outage days.

(10)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.

(11)	Reflects decreased capacity revenues in the Mid-Atlantic, Midwest and Other Power Regions, partially offset by increased revenues in New York.

(12)	Primarily reflects the approval of the New Jersey ZEC Program in the second quarter of 2019.

(13)	Primarily reflects reduction in load due to mild weather in the first quarter of 2020 and COVID-19, partially offset by higher portfolio optimization.

(14)
For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI, lower labor costs resulting from previous cost management programs and lower contracting costs.

(15)	Primarily reflects an increase in the number of nuclear outage days in 2020, excluding Salem.

(16)
For PECO and PHI, reflects an increase in credit loss expense that includes the impacts of COVID-19. For PECO, also reflects increased storm costs related to the June 2020 storms. For PHI, the increase in credit loss expense was partially offset by decreases in various expenses. For Generation, primarily reflects a decrease in planned nuclear outage days at Salem in 2020 and an increase in credit loss expense that includes the impacts of COVID-19.

(17)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.

(18)	For Generation, includes an interest benefit related to a one-time income tax settlement.

(19)	For BGE and PHI, reflects the settlement agreement of ongoing transmission related income tax regulatory liabilities. For Generation, primarily reflects one-time income tax settlements.

(20)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(21)	For Generation, primarily reflects higher realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,322	$(21)	(b)	$7,689	$(38)	(b)
Operating expenses
Purchased power and fuel	2,924	64	(b),(c)	3,225	(117)	(b),(d)
Operating and maintenance	2,433	(280)	(c),(d),(e),(f),(g),(m)	2,159	(2)	(c),(d),(f),(l)
Depreciation and amortization	1,001	(4)	(d)	1,079	(99)	(d)
Taxes other than income taxes	411	—		418	—
Total operating expenses	6,769			6,881
Gain on sales of assets and businesses	12	(4)	(b),(d)	33	(33)	(d)
Operating income	565			841
Other income and (deductions)
Interest expense, net	(427)	23	(b),(h)	(409)	14	(b)
Other, net	656	(569)	(b),(i)	212	(68)	(b),(d),(i)
Total other income and (deductions)	229			(197)
Income before income taxes	794			644
Income taxes	219	(262)	(b),(c),(d),(f),(g),(h),(i)	144	9	(b),(c),(d),(f),(i),(l)
Equity in losses of unconsolidated affiliates	(1)	—		(6)	—
Net income	574			494
Net income attributable to noncontrolling interests	53	(103)	(k)	10	(15)	(k)
Net income attributable to common shareholders	$521			$484
Effective tax rate(j)	27.6%			22.4%
Earnings per average common share
Basic	$0.53			$0.50
Diluted	$0.53			$0.50
Average common shares outstanding
Basic	976			972
Diluted	976			974
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude reorganization costs related to cost management programs.

(d)
In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2019, adjustment to exclude net realized gains related to Oyster Creek's NDT fund investments in conjunction with the Holtec sale on July 1, 2019 and a gain on the sale of certain wind assets, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility.

(e)	Adjustment to exclude a change in environmental liabilities.

(f)
In 2020, adjustment to exclude an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation. In 2019, adjustment to exclude other asset impairments.

(g)
Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

(h)	Adjustment to exclude income tax related adjustments.

(i)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(j)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is (9.7)% and 20.8% for the three months ended June 30, 2020 and 2019, respectively.

(k)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(l)	Adjustment to exclude litigation settlement gain.

(m)
Adjustment to exclude the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$16,069	$(201)	(b)	$17,166	$14	(b)
Operating expenses
Purchased power and fuel	6,791	16	(b)	7,778	(97)	(b),(c),(d)
Operating and maintenance	4,637	(304)	(c),(d),(e),(f),(g),(m)	4,347	55	(c),(d),(l)
Depreciation and amortization	2,023	(14)	(d)	2,154	(199)	(d)
Taxes other than income taxes	847	—		863	—
Total operating expenses	14,298			15,142
Gain on sales of assets and businesses	13	(4)	(b),(d)	36	(33)	(d)
Operating income	1,784			2,060
Other income and (deductions)
Interest expense, net	(837)	39	(b),(h)	(813)	29	(b)
Other, net	(68)	310	(i)	679	(426)	(b),(d),(i)
Total other income and (deductions)	(905)			(134)
Income before income taxes	879			1,926
Income taxes	(75)	119	(b),(c),(d),(f),(g),(h),(i)	454	(130)	(b),(c),(d),(i),(l)
Equity in losses of unconsolidated affiliates	(4)	—		(12)	—
Net income	950			1,460
Net (loss) income attributable to noncontrolling interests	(153)	42	(k)	69	(82)	(k)
Net income attributable to common shareholders	$1,103			$1,391
Effective tax rate(j)	(8.5)%			23.6%
Earnings per average common share
Basic	$1.13			$1.43
Diluted	$1.13			$1.43
Average common shares outstanding
Basic	975			972
Diluted	976			973
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude reorganization costs related to cost management programs.

(d)
In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2019, adjustment to exclude net realized gains related to Oyster Creek's NDT fund investments in conjunction with the Holtec sale on July 1, 2019, a benefit associated with a remeasurement in the first quarter 2019 of the TMI asset retirement obligation and a gain on the sale of certain wind assets in the second quarter of 2019, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility.

(e)	Adjustment to exclude a change in environmental liabilities.

(f)	Adjustment to exclude an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation.

(g)
Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

(h)	Adjustment to exclude income tax related adjustments.

(i)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(j)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 3.3% and 18.5% for the six months ended June 30, 2020 and 2019, respectively.

(k)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(l)	Adjustment to exclude litigation settlement gain.

(m)
Adjustment to exclude the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,417	$—		$1,351	$—
Operating expenses
Purchased power and fuel	464	—		407	—
Operating and maintenance	536	(215)	(b), (c)	305	—
Depreciation and amortization	274	—		257	—
Taxes other than income taxes	71	—		71	—
Total operating expenses	1,345			1,040
Gain of sale of assets	—	—		—	—
Operating income	72			311
Other income and (deductions)
Interest expense, net	(98)	—		(89)	—
Other, net	11	—		10	—
Total other income and (deductions)	(87)			(79)
(Loss) income before income taxes	(15)			232
Income taxes	46	4	(b)	46	—
Net (loss) income	$(61)			$186

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,856	$—		$2,759	$—
Operating expenses
Purchased power and fuel	951	—		892	—
Operating and maintenance	853	(215)	(b), (c)	626	—
Depreciation and amortization	547	—		508	—
Taxes other than income taxes	146	—		148	—
Total operating expenses	2,497			2,174
Gain on sales of assets	—	—		3	—
Operating income	359			588
Other income and (deductions)
Interest expense, net	(192)	—		(178)	—
Other, net	22	—		19	—
Total other income and (deductions)	(170)			(159)
Income before income taxes	189			429
Income taxes	82	4	(b)	85	—
Net income	$107			$344
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude an impairment related to the acquisition of transmission assets.

(c)
Adjustment to exclude the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$681	$—		$655	$—
Operating expenses
Purchased power and fuel	216	—		191	—
Operating and maintenance	275	(7)	(b)	199	(1)	(b)
Depreciation and amortization	88	—		83	—
Taxes other than income taxes	39	—		37	—
Total operating expenses	618			510
Operating income	63			145
Other income and (deductions)
Interest expense, net	(36)	—		(33)	—
Other, net	5	—		3	—
Total other income and (deductions)	(31)			(30)
Income before income taxes	32			115
Income taxes	(7)	2	(b)	13	—
Net income	$39			$102

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,493	$—		$1,554	$—
Operating expenses
Purchased power and fuel	499	—		520	—
Operating and maintenance	492	(10)	(b)	424	(1)	(b)
Depreciation and amortization	173	—		164	—
Taxes other than income taxes	78	—		79	—
Total operating expenses	1,242			1,187
Operating income	251			367
Other income and (deductions)
Interest expense, net	(71)	—		(67)	—
Other, net	7	—		7	—
Total other income and (deductions)	(64)			(60)
Income before income taxes	187			307
Income taxes	9	3	(b)	37	—
Net income	$178			$270
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Adjustment to exclude reorganization costs related to cost management programs and direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$616	$—		$649	$—
Operating expenses
Purchased power and fuel	194	—		208	—
Operating and maintenance	187	(6)	(b), (c)	182	(1)	(b)
Depreciation and amortization	129	—		117	—
Taxes other than income taxes	63	—		62	—
Total operating expenses	573			569
Operating income	43			80
Other income and (deductions)
Interest expense, net	(32)	—		(29)	—
Other, net	6	—		5	—
Total other income and (deductions)	(26)			(24)
Income before income taxes	17			56
Income taxes	(22)	2	(b), (c)	11	—
Net income	$39			$45

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,554	$—		$1,625	$—
Operating expenses
Purchased power and fuel	483	—		570	—
Operating and maintenance	376	(7)	(b), (c)	372	(2)	(b)
Depreciation and amortization	272	—		252	—
Taxes other than income taxes	132	—		131	—
Total operating expenses	1,263			1,325
Operating income	291			300
Other income and (deductions)
Interest expense, net	(64)	—		(58)	—
Other, net	10	—		11	—
Total other income and (deductions)	(54)			(47)
Income before income taxes	237			253
Income taxes	18	1	(b), (c)	47	1	(b)
Net income	$219			$206
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

(c)
Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,016	$—		$1,091	$—
Operating expenses
Purchased power and fuel	375	—		382	—
Operating and maintenance	281	(6)	(b), (c)	248	(2)	(b)
Depreciation and amortization	191	—		188	—
Taxes other than income taxes	109	—		108	—
Total operating expenses	956			926
Operating income	60			165
Other income and (deductions)
Interest expense, net	(67)	—		(67)	—
Other, net	14	—		14	—
Total other income and (deductions)	(53)			(53)
Income before income taxes	7			112
Income taxes	(87)	2	(b), (c)	6	1	(b)
Net income	$94			$106

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,187	$—		$2,319	$—
Operating expenses
Purchased power and fuel	810	—		872	—
Operating and maintenance	538	(8)	(b), (c)	520	(3)	(b)
Depreciation and amortization	385	—		369	—
Taxes other than income taxes	222	—		220	—
Total operating expenses	1,955			1,981
Gain on sales of assets	2	—		—	—
Operating income	234			338
Other income and (deductions)
Interest expense, net	(134)	—		(131)	—
Other, net	26	—		27	—
Total other income and (deductions)	(108)			(104)
Income before income taxes	126			234
Income taxes	(76)	2	(b), (c)	11	1	(b)
Net income	$202			$223
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

(c)
Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,880	$(21)	(b)	$4,210	$(38)	(b)
Operating expenses
Purchased power and fuel	1,942	64	(b)	2,292	(117)	(b),(d)
Operating and maintenance	1,189	(46)	(c),(d),(e),(f),(g)	1,266	2	(c),(d),(f),(j)
Depreciation and amortization	300	(4)	(d)	409	(99)	(d)
Taxes other than income	116	—		129	—
Total operating expenses	3,547			4,096
Gain on sales of assets and businesses	12	(4)	(b)(d)	33	(33)	(d)
Operating income	345			147
Other income and (deductions)
Interest expense, net	(87)	(1)	(b)	(116)	9	(b)
Other, net	602	(569)	(b)(h)	171	(68)	(b),(d),(h)
Total other income and (deductions)	515			55
Income before income taxes	860			202
Income taxes	329	(282)	(b),(c),(d),(f),(g),(h)	78	5	(b),(c),(d),(f),(h),(j)
Equity in losses of unconsolidated affiliates	(2)	—		(6)	—
Net income	529			118
Net income attributable to noncontrolling interests	53	(103)	(i)	10	(15)	(i)
Net income attributable to membership interest	$476			$108

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,613	$(201)	(b)	$9,506	$14	(b)
Operating expenses
Purchased power and fuel	4,646	16	(b)	5,497	(97)	(b),(d)
Operating and maintenance	2,451	(67)	(c),(d),(e),(f),(g)	2,484	61	(c),(d),(f),(j)
Depreciation and amortization	604	(14)	(d)	814	(199)	(d)
Taxes other than income taxes	246	—		264	—
Total operating expenses	7,947			9,059
Gain on sales of assets and businesses	12	(4)	(b),(d)	33	(33)	(d)
Operating income	678			480
Other income and (deductions)
Interest expense, net	(197)	12	(b)	(227)	17	(b)
Other, net	(168)	310	(h)	601	(426)	(b),(d),(h)
Total other income and (deductions)	(365)			374
Income before income taxes	313			854
Income taxes	(59)	97	(b),(c),(d),(f),(g),(h)	301	(136)	(b),(c),(d),(f),(h),(j)
Equity in losses of unconsolidated affiliates	(4)	—		(13)	—
Net income	368			540
Net (loss) income attributable to noncontrolling interests	(153)	42	(i)	68	(82)	(i)
Net income attributable to membership interest	$521			$472
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude reorganization costs related to cost management programs..

(d)
In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2019, adjustment to exclude net realized gains related to Oyster Creek's NDT fund investments in conjunction with the Holtec sale on July 1, 2019, a benefit associated with a remeasurement in the first quarter 2019 of the TMI asset retirement obligation and a gain on the sale of certain wind assets in the second quarter of 2019, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility.

(e)	Adjustment to exclude a change in environmental liabilities.

(f)	In 2020, adjustment to exclude the impairment of certain wind assets at Generation. In 2019, adjustment to exclude other asset impairments.

(g)
Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

(h)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(i)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(j)	Adjustment to exclude litigation settlement gain.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(288)	$—		$(267)	$—
Operating expenses
Purchased power and fuel	(267)	—		(255)	—
Operating and maintenance	(35)	—		(41)	—
Depreciation and amortization	19	—		25	—
Taxes other than income taxes	13	—		11	—
Total operating expenses	(270)			(260)
Operating loss	(18)			(7)
Other income and (deductions)
Interest expense, net	(107)	24	(c),(d)	(75)	5	(c)
Other, net	18	—		9	—
Total other income and (deductions)	(89)			(66)
Loss before income taxes	(107)			(73)
Income taxes	(40)	10	(c),(d)	(10)	3	(c),(f)
Equity in earnings of unconsolidated affiliates	1	—		—	—
Net loss	(66)			(63)
Net loss attributable to common shareholders	$(66)			$(63)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(634)	$—		$(597)	$—
Operating expenses
Purchased power and fuel	(598)	—		(573)	—
Operating and maintenance	(73)	3	(e)	(79)	—
Depreciation and amortization	42	—		47	—
Taxes other than income taxes	23	—		21	—
Total operating expenses	(606)			(584)
Loss on sales of assets	(1)	—		—	—
Operating loss	(29)			(13)
Other income and (deductions)
Interest expense, net	(179)	27	(c),(d)	(152)	12	(c)
Other, net	35	—		14	—
Total other income and (deductions)	(144)			(138)
Loss before income taxes	(173)			(151)
Income taxes	(49)	12	(c),(d),(e)	(27)	4	(c),(f)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net loss	(124)			(123)
Net income attributable to noncontrolling interests	—			1
Net loss attributable to common shareholders	$(124)			$(124)
__________

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)	Adjustment to exclude income tax-related adjustments.

(e)	Adjustment to exclude reorganization costs related to cost management programs.

(f)	Adjustment to exclude costs associated with plant retirements and divestitures.

ComEd Statistics
Three Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,669	5,521	20.8%	3.9%	$767	$647	18.5%
Small commercial & industrial	6,424	7,254	(11.4)%	(13.6)%	327	349	(6.3)%
Large commercial & industrial	5,948	6,459	(7.9)%	(9.6)%	119	127	(6.3)%
Public authorities & electric railroads	215	261	(17.6)%	(17.0)%	11	10	10.0%
Other(b)	—	—	n/a	n/a	218	227	(4.0)%
Total rate-regulated electric revenues(c)	19,256	19,495	(1.2)%	(7.2)%	1,442	1,360	6.0%
Other Rate-Regulated Revenues(d)					(25)	(9)	177.8%
Total Electric Revenues					$1,417	$1,351	4.9%
Purchased Power					$464	$407	14.0%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	725	730	734	(0.7)%	(1.2)%
Cooling Degree-Days	363	163	241	122.7%	50.6%

Six Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	12,905	12,284	5.1%	1.3%	$1,468	$1,356	8.3%
Small commercial & industrial	13,994	15,065	(7.1)%	(6.5)%	689	709	(2.8)%
Large commercial & industrial	12,671	13,421	(5.6)%	(5.1)%	253	259	(2.3)%
Public authorities & electric railroads	509	628	(18.9)%	(18.4)%	23	23	—%
Other(b)	—	—	n/a	n/a	430	442	(2.7)%
Total rate-regulated electric revenues(c)	40,079	41,398	(3.2)%	(3.9)%	2,863	2,789	2.7%
Other Rate-Regulated Revenues(d)					(7)	(30)	(76.7)%
Total Electric Revenues					$2,856	$2,759	3.5%
Purchased Power					$951	$892	6.6%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,483	4,121	3,875	(15.5)%	(10.1)%
Cooling Degree-Days	363	163	241	122.7%	50.6%

Number of Electric Customers	2020	2019
Residential	3,680,724	3,655,068
Small Commercial & Industrial	385,857	383,411
Large Commercial & Industrial	1,986	1,963
Public Authorities & Electric Railroads	4,858	4,822
Total	4,073,425	4,045,264
__________

(a)
Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $16 million and $9 million for the six months ended June 30, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,143	2,821	11.4%	8.4%	$377	$343	9.9%
Small commercial & industrial	1,571	1,823	(13.8)%	(12.9)%	88	99	(11.1)%
Large commercial & industrial	3,181	3,769	(15.6)%	(14.7)%	55	52	5.8%
Public authorities & electric railroads	112	182	(38.5)%	(38.5)%	7	7	—%
Other(b)	—	—	n/a	n/a	55	62	(11.3)%
Total rate-regulated electric revenues(c)	8,007	8,595	(6.8)%	(7.1)%	582	563	3.4%
Other Rate-Regulated Revenues(d)					4	3	33.3%
Total Electric Revenues					586	566	3.5%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	6,464	3,351	92.9%	9.3%	$70	$49	42.9%
Small commercial & industrial	2,054	4,040	(49.2)%	(46.0)%	19	33	(42.4)%
Large commercial & industrial	3	17	(82.4)%	(30.0)%	—	—	n/a
Transportation	5,148	5,719	(10.0)%	(16.0)%	6	6	—%
Other(f)	—	—	n/a	n/a	1	1	—%
Total rate-regulated natural gas revenues(g)	13,669	13,127	4.1%	(13.7)%	96	89	7.9%
Other Rate-Regulated Revenues(d)					(1)	—	n/a
Total Natural Gas Revenues					95	89	6.7%
Total Electric and Natural Gas Revenues					$681	$655	4.0%
Purchased Power and Fuel					$216	$191	13.1%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	568	270	432	110.4%	31.5%
Cooling Degree-Days	376	425	386	(11.5)%	(2.6)%

Six Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	6,397	6,462	(1.0)%	3.3%	$759	$752	0.9%
Small commercial & industrial	3,476	3,889	(10.6)%	(7.7)%	187	195	(4.1)%
Large commercial & industrial	6,602	7,340	(10.1)%	(9.2)%	108	100	8.0%
Public authorities & electric railroads	263	377	(30.2)%	(30.4)%	14	14	—%
Other(b)	—	—	n/a	n/a	113	123	(8.1)%
Total rate-regulated electric revenues(c)	16,738	18,068	(7.4)%	(4.8)%	1,181	1,184	(0.3)%
Other Rate-Regulated Revenues(d)					8	1	700.0%
Total Electric Revenues					1,189	1,185	0.3%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	23,746	24,569	(3.3)%	1.2%	220	247	(10.9)%
Small commercial & industrial	10,863	14,684	(26.0)%	(10.8)%	70	105	(33.3)%
Large commercial & industrial	12	36	(66.7)%	(18.0)%	—	1	(100.0)%
Transportation	12,283	13,692	(10.3)%	(8.0)%	12	13	(7.7)%
Other(f)	—	—	n/a	n/a	2	3	(33.3)%
Total rate-regulated natural gas revenues(g)	46,904	52,981	(11.5)%	(4.3)%	304	369	(17.6)%
Other Rate-Regulated Revenues(d)					—	—	100.0%
Total Natural Gas Revenues					304	369	(17.6)%
Total Electric and Natural Gas Revenues					$1,493	$1,554	(3.9)%
Purchased Power and Fuel					$499	$520	(4.0)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,557	2,702	2,850	(5.4)%	(10.3)%
Cooling Degree-Days	376	427	387	(11.9)%	(2.8)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,501,259	1,486,973	Residential	489,201	483,657
Small Commercial & Industrial	154,016	153,387	Small Commercial & Industrial	44,189	43,953
Large Commercial & Industrial	3,096	3,105	Large Commercial & Industrial	6	2
Public Authorities & Electric Railroads	10,119	9,733	Transportation	719	737
Total	1,668,490	1,653,198	Total	534,115	528,349
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $1 million for the three months ended June 30, 2020 and 2019, and $3 million and $2 million for the six months ended June 30, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling less than $1 million for the three months ended June 30, 2020 and 2019, and less than $1 million and $1 million for the six months ended June 30, 2020 and 2019, respectively.

BGE Statistics
Three Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	2,770	2,558	8.3%	8.9%	$304	$282	7.8%
Small commercial & industrial	572	664	(13.9)%	(11.6)%	51	59	(13.6)%
Large commercial & industrial	2,955	3,458	(14.5)%	(11.5)%	94	109	(13.8)%
Public authorities & electric railroads	46	64	(28.1)%	(30.9)%	7	6	16.7%
Other(b)	—	—	n/a	n/a	76	82	(7.3)%
Total rate-regulated electric revenues(c)	6,343	6,744	(5.9)%	(3.8)%	532	538	(1.1)%
Other Rate-Regulated Revenues(d)					(28)	2	(1,500.0)%
Total Electric Revenues					504	540	(6.7)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	5,264	3,852	36.7%	2.8%	81	60	35.0%
Small commercial & industrial	1,231	1,008	22.1%	6.1%	12	11	9.1%
Large commercial & industrial	7,622	8,506	(10.4)%	(12.9)%	24	23	4.3%
Other(f)	377	1,803	(79.1)%	n/a	3	7	(57.1)%
Total rate-regulated natural gas revenues(g)	14,494	15,169	(4.4)%	(6.3)%	120	101	18.8%
Other Rate-Regulated Revenues(d)					(8)	8	(200.0)%
Total Natural Gas Revenues					112	109	2.8%
Total Electric and Natural Gas Revenues					$616	$649	(5.1)%
Purchased Power and Fuel					$194	$208	(6.7)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	550	320	497	71.9%	10.7%
Cooling Degree-Days	247	320	260	(22.8)%	(5.0)%

Six Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	5,888	6,108	(3.6)%	5.6%	$644	$667	(3.4)%
Small commercial & industrial	1,279	1,438	(11.1)%	(5.2)%	118	129	(8.5)%
Large commercial & industrial	6,077	6,691	(9.2)%	(6.7)%	198	219	(9.6)%
Public authorities & electric railroads	106	126	(15.9)%	(18.3)%	14	13	7.7%
Other(b)	—	—	n/a	n/a	154	160	(3.8)%
Total rate-regulated electric revenues(c)	13,350	14,363	(7.1)%	(1.5)%	1,128	1,188	(5.1)%
Other Rate-Regulated Revenues(d)					(10)	10	(200.0)%
Total Electric Revenues					1,118	1,198	(6.7)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	23,873	25,882	(7.8)%	9.0%	287	279	2.9%
Small commercial & industrial	5,378	5,581	(3.6)%	11.6%	46	46	—%
Large commercial & industrial	20,265	24,288	(16.6)%	(10.3)%	76	73	4.1%
Other(f)	3,678	2,900	26.8%	n/a	13	13	—%
Total rate-regulated natural gas revenues(g)	53,194	58,651	(9.3)%	0.9%	422	411	2.7%
Other Rate-Regulated Revenues(d)					14	16	(12.5)%
Total Natural Gas Revenues					436	427	2.1%
Total Electric and Natural Gas Revenues					$1,554	$1,625	(4.4)%
Purchased Power and Fuel					$483	$570	(15.3)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,429	2,723	2,887	(10.8)%	(15.9)%
Cooling Degree-Days	247	320	260	(22.8)%	(5.0)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,185,718	1,171,815	Residential	643,745	634,939
Small Commercial & Industrial	114,118	113,982	Small Commercial & Industrial	38,255	38,164
Large Commercial & Industrial	12,416	12,275	Large Commercial & Industrial	6,079	5,991
Public Authorities & Electric Railroads	264	264	Total	688,079	679,094
Total	1,312,516	1,298,336
__________

(a)
Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended June 30, 2020 and 2019, respectively, and $6 million and $3 million for the six months ended June 30, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $1 million and $4 million for the three months ended June 30, 2020 and 2019, respectively, and $4 million and $9 million for the six months ended June 30, 2020 and 2019, respectively.

Pepco Statistics
Three Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,792	1,749	2.5%	3.1%	$237	$224	5.8%
Small commercial & industrial	247	312	(20.8)%	(20.7)%	29	35	(17.1)%
Large commercial & industrial	3,031	3,614	(16.1)%	(16.7)%	175	207	(15.5)%
Public authorities & electric railroads	149	179	(16.8)%	(15.2)%	8	8	—%
Other(b)	—	—	n/a	n/a	58	56	3.6%
Total rate-regulated electric revenues(c)	5,219	5,854	(10.8)%	(11.1)%	507	530	(4.3)%
Other Rate-Regulated Revenues(d)					(13)	1	(1,400.0)%
Total Electric Revenues					$494	$531	(7.0)%
Purchased Power					$138	$144	(4.2)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	432	169	303	155.6%	42.6%
Cooling Degree-Days	450	595	504	(24.4)%	(10.7)%

Six Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	3,738	3,973	(5.9)%	(0.5)%	$472	$480	(1.7)%
Small commercial & industrial	562	658	(14.6)%	(12.1)%	65	73	(11.0)%
Large commercial & industrial	6,303	7,105	(11.3)%	(10.6)%	363	411	(11.7)%
Public authorities & electric railroads	353	366	(3.6)%	(2.1)%	17	17	—%
Other(b)	—	—	n/a	n/a	119	108	10.2%
Total rate-regulated electric revenues(c)	10,956	12,102	(9.5)%	(7.1)%	1,036	1,089	(4.9)%
Other Rate-Regulated Revenues(d)					3	17	(82.4)%
Total Electric Revenues					$1,039	$1,106	(6.1)%
Purchased Power					$303	$331	(8.5)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,111	2,236	2,441	(5.6)%	(13.5)%
Cooling Degree-Days	455	599	506	(24.0)%	(10.1)%

Number of Electric Customers	2020	2019
Residential	825,000	811,985
Small Commercial & Industrial	53,809	54,194
Large Commercial & Industrial	22,467	22,155
Public Authorities & Electric Railroads	168	155
Total	901,444	888,489
__________

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended June 30, 2020 and 2019, and $3 million for both the six months ended June 30, 2020 and 2019,.

(d)	Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,142	1,066	7.1%	2.9%	$147	$135	8.9%
Small Commercial & industrial	453	522	(13.2)%	(14.0)%	39	44	(11.4)%
Large Commercial & industrial	1,053	1,122	(6.1)%	(5.6)%	22	25	(12.0)%
Public authorities & electric railroads	11	12	(8.3)%	(6.1)%	3	4	(25.0)%
Other(b)	—	—	n/a	n/a	51	54	(5.6)%
Total rate-regulated electric revenues(c)	2,659	2,722	(2.3)%	(3.8)%	262	262	—%
Other Rate-Regulated Revenues(d)					(25)	1	(2,600.0)%
Total Electric Revenues					237	263	(9.9)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	1,168	741	57.6%	(11.8)%	17	11	54.5%
Small commercial & industrial	557	566	(1.6)%	(35.0)%	8	7	14.3%
Large commercial & industrial	411	442	(7.0)%	(7.0)%	1	2	(50.0)%
Transportation	1,472	1,475	(0.2)%	(8.0)%	3	3	—%
Other(g)	—	—	n/a	n/a	1	1	—%
Total rate-regulated natural gas revenues	3,608	3,224	11.9%	(14.1)%	30	24	25.0%
Other Rate-Regulated Revenues(f)					—	—	n/a
Total Natural Gas Revenues					30	24	25.0%
Total Electric and Natural Gas Revenues					$267	$287	(7.0)%
Purchased Power and Fuel					$107	$107	—%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	576	282	460	104.3%	25.2%
Cooling Degree-Days	318	413	345	(23.0)%	(7.8)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	606	300	486	102.0%	24.7%

Six Months Ended June 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	2,453	2,570	(4.6)%	0.6%	$308	$320	(3.8)%
Small Commercial & industrial	960	1,076	(10.8)%	(8.7)%	82	93	(11.8)%
Large Commercial & industrial	2,121	2,178	(2.6)%	(1.3)%	45	49	(8.2)%
Public authorities & electric railroads	22	23	(4.3)%	(3.3)%	6	7	(14.3)%
Other(b)	—	—	n/a	n/a	105	101	4.0%
Total rate-regulated electric revenues(c)	5,556	5,847	(5.0)%	(1.8)%	546	570	(4.2)%
Other Rate-Regulated Revenues(d)					(23)	2	(1,250.0)%
Total Electric Revenues					523	572	(8.6)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	4,815	5,348	(10.0)%	(2.8)%	57	55	3.6%
Small commercial & industrial	2,228	2,586	(13.8)%	(7.4)%	25	26	(3.8)%
Large commercial & industrial	863	965	(10.6)%	(10.6)%	2	3	(33.3)%
Transportation	3,580	3,693	(3.1)%	(0.9)%	7	7	—%
Other(g)	—	—	n/a	n/a	3	4	(25.0)%
Total rate-regulated natural gas revenues	11,486	12,592	(8.8)%	(3.8)%	94	95	(1.1)%
Other Rate-Regulated Revenues(f)					—	—	n/a
Total Natural Gas Revenues					94	95	(1.1)%
Total Electric and Natural Gas Revenues					$617	$667	(7.5)%
Purchased Power and Fuel					$249	$271	(8.1)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,504	2,707	2,892	(7.5)%	(13.4)%
Cooling Degree-Days	320	414	346	(22.7)%	(7.5)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,609	2,822	2,984	(7.5)%	(12.6)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	470,788	465,423	Residential	126,245	124,325
Small Commercial & Industrial	61,958	61,552	Small Commercial & Industrial	9,914	9,907
Large Commercial & Industrial	1,402	1,398	Large Commercial & Industrial	17	18
Public Authorities & Electric Railroads	612	619	Transportation	159	158
Total	534,760	528,992	Total	136,335	134,408
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $2 million for both the three months ended June 30, 2020 and 2019, and $4 million and $3 million for the six months ended June 30, 2020 and 2019, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	850	804	5.7%	6.5%	$145	$135	7.4%
Small Commercial & industrial	276	314	(12.1)%	(12.8)%	37	41	(9.8)%
Large Commercial & industrial	702	872	(19.5)%	(19.3)%	43	46	(6.5)%
Public Authorities & Electric Railroads	11	11	—%	2.8%	4	4	—%
Other(b)	—	—	n/a	n/a	53	50	6.0%
Total rate-regulated electric revenues(c)	1,839	2,001	(8.1)%	(7.9)%	282	276	2.2%
Other Rate-Regulated Revenues(d)					(26)	(2)	1,200.0%
Total Electric Revenues					$256	$274	(6.6)%
Purchased Power					$130	$131	(0.8)%

Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	613	380	541	61.3%	13.3%
Cooling Degree-Days	312	351	304	(11.1)%	2.6%

Six Months Ended June 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,660	1,713	(3.1)%	1.3%	$282	$273	3.3%
Small Commercial & industrial	570	624	(8.7)%	(6.4)%	74	75	(1.3)%
Large Commercial & industrial	1,437	1,662	(13.5)%	(12.7)%	85	85	—%
Public Authorities & Electric Railroads	24	24	—%	(0.9)%	7	7	—%
Other(b)	—	—	n/a	n/a	109	108	0.9%
Total rate-regulated electric revenues(c)	3,691	4,023	(8.3)%	(5.7)%	557	548	1.6%
Other Rate-Regulated Revenues(d)					(25)	(1)	2,400.0%
Total Electric Revenues					$532	$547	(2.7)%
Purchased Power					$259	$270	(4.1)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,561	2,886	3,034	(11.3)%	(15.6)%
Cooling Degree-Days	312	351	305	(11.1)%	2.3%

Number of Electric Customers	2020	2019
Residential	496,668	492,940
Small Commercial & Industrial	61,468	61,416
Large Commercial & Industrial	3,327	3,464
Public Authorities & Electric Railroads	687	672
Total	562,150	558,492
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended June 30, 2020 and 2019 and $1 million for both the six months ended June 30, 2020 and 2019.

(d)	Includes alternative revenue programs and late payment charge revenues.

Generation Statistics

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,167	14,075	25,951	29,155
Midwest	23,860	23,996	47,458	47,729
New York	6,389	6,677	12,562	13,579
Total Nuclear Generation	43,416	44,748	85,971	90,463
Fossil and Renewables
Mid-Atlantic	707	915	1,560	1,865
Midwest	268	328	656	719
New York	1	1	2	2
ERCOT	3,251	3,066	6,263	6,144
Other Power Regions(b)	2,603	2,514	6,110	5,654
Total Fossil and Renewables	6,830	6,824	14,591	14,384
Purchased Power
Mid-Atlantic	3,730	2,557	9,672	5,123
Midwest	236	250	524	538
ERCOT	1,255	1,213	2,246	2,255
Other Power Regions(b)	11,303	11,116	23,469	23,684
Total Purchased Power	16,524	15,136	35,911	31,600
Total Supply/Sales by Region(e)
Mid-Atlantic(c)	17,604	17,547	37,183	36,143
Midwest(c)	24,364	24,574	48,638	48,986
New York	6,390	6,678	12,564	13,581
ERCOT	4,506	4,279	8,509	8,399
Other Power Regions(b)	13,906	13,630	29,579	29,338
Total Supply/Sales by Region	66,770	66,708	136,473	136,447

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Outage Days(d)
Refueling	92	56	186	130
Non-refueling	—	28	11	28
Total Outage Days	92	84	197	158
__________

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes New England, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

(e)	Reflects a decrease in load due to COVID-19.